As filed with the Securities and Exchange Commission on March 18, 2014
Registration No. 33-93306

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIFEWAY FOODS, INC.
(Exact name of registrant as specified in its charter)

Illinois	36-3442829
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6431 West Oakton
Morton Grove, IL 60053
(847) 967-1010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LIFEWAY FOODS, INC. CONSULTING AND SERVICES COMPENSATION PLAN
(Full Title of Plan)

JULIE SMOLYANSKY
Chief Executive Officer and President
Lifeway Foods, Inc.
6431 West Oakton
Morton Grove, IL 60053
(847) 967-1010
(Name, address, including zip code and telephone number,
including area code, of agent for service)

With a copy to:

TIMOTHY R. LAVENDER
Kelley Drye & Warren LLP
333 West Wacker Drive, 26th Floor
Chicago, IL 60606
(312) 857-7070

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non- accelerated filer ☐(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Lifeway Foods, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 with respect to the registered offerings of shares of the Company’s common stock, no par value (the “Common Stock”) pursuant to the Registration Statement on Form S-8, No. 33-93306 (the “Registration Statement”), filed with the SEC on June 9, 1995, pertaining to the registration of 300,000 shares of Common Stock for issuance under the Lifeway Foods, Inc. Consulting and Services Compensation Plan.  In accordance with the undertakings of the Company contained in the Registration Statement, the Company hereby files this post-effective amendment to the Registration Statement to withdraw and remove from registration the shares of Common Stock registered under the Registration Statement that remain unissued and unsold on the date hereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 for the sale of securities and authorized this amendment to the Form S-8 registration statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on the 11th day of March, 2014.

LIFEWAY FOODS, INC.

By:	/s/ Julie Smolyansky
Julie Smolyansky
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Ludmilla Smolyansky	Director and Chairman of the Board of Directors	March 11, 2014
Ludmilla Smolyansky
/s/ Julie Smolyansky	Chief Executive Officer, President and Director	March 11, 2014
Julie Smolyansky	(Principal Executive Officer)
/s/ Edward Smolyansky	Chief Financial and Accounting Officer, Treasurer,	March 11, 2014
Edward Smolyansky	Chief Operating Officer and Secretary (Principal Financial and Accounting Officer)
/s/ Pol Sikar	Director	March 11, 2014
Pol Sikar
/s/ Renzo Bernardi	Director	March 11, 2014
Renzo Bernardi
*	Director	March __, 2014
Gustav Carlos Valle
*	Director	March __, 2014
Paul Lee
*	Director	March __, 2014
Jason Scher